SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 9. 2007
Date of Report (Date of earliest event reported)
Inter-Atlantic Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33721	20-8237170

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
400 Madison Ave.
New York, NY 10017
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code:
(212) 581-2000
Not applicable
Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On October 9, 2007, the initial public offering (“IPO”) of 7,500,000 Units (“Units”) of Inter-Atlantic Financial, Inc. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”), each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $60,000,000. The Units are traded on the American Stock Exchange under the symbol “IAN.U”.
     Concurrently with the closing of the IPO, the Company consummated a private placement (the "Private Placement”) of 2,300,000 warrants (the “Private Placement Warrants") to its founding officers and directors, and one of its stockholders, generating gross proceeds of $2,300,000. The Private Placement Warrants were sold at $1.00 per warrant and are substantially similar to the Warrants contained in the Units sold in the IPO. The purchasers of the Private Placement Warrants have agreed that the Private Placement Warrants will not be sold or transferred by it until after the Company has completed a business combination.
     Upon closing of the IPO and the Private Placement, $59,900,000 (or $7.99 per share), was placed in trust being held through American Stock Transfer & Trust Company. Audited financial statements as of October 9, 2007 reflecting receipt of the proceeds received by the Company in connection with the IPO and the sale of the Private Placement Warrants are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
99.1	Audited Financial Statements
[signature on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTER-ATLANTIC FINANCIAL, INC.
By:	/s/ Andrew S. Lerner
Andrew S. Lerner
Chief Executive Officer

Dated: October 15, 2007

EXHIBIT INDEX
99.1	Audited Financial Statements